UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K/A

(Amendment No.1 to Form 8-K)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019
____________________________________

GALAXY NEXT GENERATION, INC.
(Exact Name of Registrant as Specified in its Charter)

_____________________________________

Nevada	333-51918	61-1363026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Galaxy Next Generation, Inc. 285 Big A Road Toccoa, GA 30577
(Address of principal executive offices)

Registrant's telephone number:  (706) 391-5030

______________________________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 5, 2019, we filed with the Securities and Exchange Commission a Current Report on Form 8-K, which reported the closing of the purchase of all the outstanding common stock of Interlock Concepts, Inc. and its sister company, Ehlert Solutions Group, Inc. This Amendment No.1 to our Current Report on Form 8-K is being filed to report the financial information that was required to be presented as a result of the acquisition described in our earlier Current Report referenced herein. This filing is being made in order to file the subject financial statements and pro forma financial information within 71 days of the original filing in accordance with Item 9.01 (a) and 9.01 (b) of form 8-K. Except as described herein, no other changes have been made to our Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

A. Financial Statements for Business Acquired.  See Attached

B. pro forma Financial Information.  See Attached

C. Exhibits. None

INTERLOCK CONCEPTS, INC. AND EHLERT SOLUTIONS GROUP, INC.

Years Ended June 30, 2019 and 2018

Audited

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm	4
Combined Balance Sheets	5
Combined Statements of Operations	6
Combined Statements of Changes in Stockholders’ Equity (Deficit)	7
Combined Statements of Cash Flows	8
Notes to Combined Financial Statements	9-19

SOMERSET
CPAs AND ADVISORS

Report of Independent Registered Public Accounting Firm

To the Stockholders
INTERLOCK CONCEPTS, INC. AND
EHLERT SOLUTIONS GROUP, INC.
Sandy, Utah

Opinion on the Combined Financial Statements

We have audited the accompanying combined balance sheets of INTERLOCK CONCEPTS, INC. AND EHLERT SOLUTIONS GROUP, INC. (the "Company"), as of June 30, 2019 and 2018, the related combined statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, and the related notes. In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2019 and 2018, and the results of their operations and their cash flows for the years ended June 30, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2019.

Somerset CPAs PC

Indianapolis, Indiana
November 11, 2019

CHICAGO
200 South Wacker Drive, 31st Floor
Chicago, IL 60606

INDIANAPOLIS
3925 River Crossing Pkwy, Suite 300
Indianapolis, IN 46240

NASHVILLE
3102 West End Ave., Suite 400
Nashville, TN 37203

317.472.2200 | 800.469.7206 | somersetcpas.com

INTERLOCK CONCEPTS, INC. AND EHLERT SOLUTIONS GROUP, INC.
Combined Balance Sheets
June 30, 2019 and 2018
	2019	2018
Assets
Current Assets
Cash	$ 192,653	$ 593,491
Accounts receivable, net	559,731	340,421
Inventories	68,127	30,000

Total Current Assets	820,511	963,912

Property and Equipment, net (Note B)	22,449	39,971

Security Deposit	2,800	2,800

Total Assets	$ 845,760	$ 1,006,683

Liabilities and Stockholders' Deficit

Current Liabilities
Short-term notes payable (Note C)	$ 137,848	$ 56,235
Accounts payable	814,546	695,671
Accrued expenses	603,441	438,032
Deferred revenue	518,900	200,000

Total Liabilities	2,074,735	1,389,938

Stockholders' Deficit
Common stock	-	-
Additional paid-in capital	7,957	7,957
Accumulated deficit	(1,236,932)	(391,212)

Total Stockholders' Deficit	(1,228,975)	(383,255)

Total Liabilities and Stockholders' Deficit	$ 845,760	$ 1,006,683

The accompanying notes are an integral part of these combined financial statements

INTERLOCK CONCEPTS, INC. AND EHLERT SOLUTIONS GROUP, INC.
Combined Statements of Operations
June 30, 2019 and 2018
	2019	2018
Revenues
Product revenue	$ 4,369,173	$ 3,925,097
Other revenue	33,988	163,327

Total Revenues	4,403,161	4,088,424

Cost of Sales	2,508,609	3,392,629

Gross Profit	1,894,552	695,795

General and Administrative Expenses	2,399,937	1,968,547

Loss from Operations	(505,385)	(1,272,752)

Other Income (Expense)
Other income	2,266	476
Interest expense	(2,856)	(1,086)

Total Other Income (Expense)	(590)	(610)

Net Loss	$ (505,975)	$ (1,273,362)

The accompanying notes are an integral part of these combined financial statements

INTERLOCK CONCEPTS, INC. AND EHLERT SOLUTIONS GROUP, INC.
Combined Statements of Changes in Stockholders' Equity (Deficit)
June 30, 2019 and 2018
					Total
	Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Equity (Deficit)	Equity (Deficit)

Balance, June 30, 2017	2,000	$ 0	$ 7,957	1,401,190	$ 1,409,147

Distributions	0	0	0	(519,040)	(519,040)

Net loss	0	0	0	(1,273,362)	(1,273,362)

Balance, June 30, 2018	2,000	0	7,957	(391,212)	(383,255)

Distributions	0	0	0	(339,745)	(339,745)

Net loss	0	0	0	(505,975)	(505,975)

Balance, June 30, 2019	2,000	$ 0	$ 7,957	$ (1,236,932)	$ (1,228,975)

The accompanying notes are an integral part of these combined financial statements

INTERLOCK CONCEPTS, INC. AND EHLERT SOLUTIONS GROUP, INC.
Combined Statements of Cash Flows
June 30, 2019 and 2018
	2019	2018
Cash Flows from Operating Activities
Net loss	$ (505,975)	$ (1,273,362)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation	9,711	9,890
Loss on disposal of property and equipment	1,811	0
Changes in assets and liabilities:
Accounts receivable	(219,310)	1,507,985
Inventories	(38,127)	(30,000)
Other assets	0	103,300
Accounts payable	118,875	(159,679)
Accrued liabilities	165,409	363,371
Deferred revenue	318,900	200,000

Net cash provided by (used in) operating activities	(148,706)	721,505

Cash Flows from Investing Activities
Purchase of property and equipment	0	(17,754)
Proceeds from sale of assets	6,000	0

Net cash provided by (used in) investing activities	6,000	(17,754)

Cash Flows from Financing Activities
Distributions	(339,745)	(519,040)
Principal payments on notes payable	0	21,475
Proceeds from short-term working capital notes payable, net	81,613	0

Net cash used in financing activities	(258,132)	(497,565)

Net Increase (Decrease) in Cash and Cash Equivalents	(400,838)	206,186

Cash, Beginning of Year	593,491	387,305

Cash, End of Year	$ 192,653	$ 593,491

Supplemental and Noncash Disclosures
Cash paid during the fiscal year for interest	$ 2,856	$ 1,086

The accompanying notes are an integral part of these combined financial statements

Note A - Summary of Significant Accounting Policies:

Corporate History, Nature of Business and Mergers

Interlock Concepts, Inc. (“Concepts“) and Ehlert Solutions Group, Inc. (“Solutions”) were organized in the state of Utah in March 2014. Effective July 1, 2016, Concepts and Solutions changed their year ends from December 31 to June 30.

The combined Company is a Utah-based audio design (Ehlert Solutions Group, Inc.) and manufacturing company (Interlock Concepts, Inc.) creating innovative products that provide fundamental tools for building notification systems primarily to K-12 education market customers located primarily in the north and north-west United States. The Company’s products and services allow institutions access to intercom, scheduling and notification systems with improved ease of use. The products provide an open architecture solution to customers which allows the Company’s products to be used in both existing and new environments. Intercom, public announcement (PA), bell and control solutions are easily added and integrated within the open architecture design and software model. The Company’s products combine elements over a common internet protocol (IP) network, which minimizes infrastructure requirements and reduces costs by combining systems. The Company’s strategy places it at the forefront of school safety and communication.

Basis of Presentation

The accompanying combined financial statements include the accounts of Solutions and Concepts and have been prepared in conformity with accounting principles generally accepted in the United States of America. Any reference in these footnotes to applicable guidance is meant to refer to the authoritative U.S. generally accepted accounting principles (“GAAP”) as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

All intercompany transactions and accounts have been eliminated in the combination.

Use of Estimates

The preparation of combined financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates used in preparing the combined financial statements include those assumed in computing the allowance for doubtful accounts, inventory reserves and product warranty liabilities. It is reasonably possible that the significant estimates used will change within the next year.

Note A - Summary of Significant Accounting Policies (Continued):

Capital Structure

In accordance with ASC 505, “Equity,” the Company’s capital structure is as follows:

	June 30, 2019
	Authorized	Issued	Outstanding

Interlock Concepts, Inc.	1,000	1,000	1,000
Ehlert Solutions Group, Inc.	1,000	1,000	1,000

Common stock	2,000	2,000	2,000

	June 30, 2018
	Authorized	Issued	Outstanding
Interlock Concepts, Inc.	1,000	1,000	1,000
Ehlert Solutions Group, Inc.	1,000	1,000	1,000

Common stock	2,000	2,000	2,000

Common stock has no par value and has one vote per share.

Note A- Summary of Significant Accounting Polices (Continued):

Revenue Recognition

The Company derives revenue from the sale of integrated hubs and other related products. Sales of these hubs may also include optional equipment, accessories and services (installation, training and other services, including maintenance services and/or an extended warranty). Product sales and installation revenue are recognized when all of the following criteria have been met: (1) products have been shipped or customers have purchased and accepted title to the goods; service revenue for installation of products sold is recognized as the installation services are performed, (2) persuasive evidence of an arrangement exists, (3) the price to the customer is fixed and (4) collectability is reasonably assured.

Deferred revenue consists of customer deposits and advance billings of the Company’s products where sales have not yet been recognized. Shipping and handling costs billed to customers are included in revenue in the accompanying statements of operations. Costs incurred by the Company associated with shipping and handling are included in cost of sales in the accompanying combined statements of operations. Sales are recorded net of sales returns and discounts, and sales are presented net of sales-related taxes.

Because of the nature and quality of the Company’s products, the Company provides for the estimated costs of warranties at the time revenue is recognized. Warranty periods are on a contract by contract basis. As of June 30, 2019 and 2018, the Company accrued $20,000 for estimated product warranty claims, which is included in in the accompanying combined balance sheets. The accrued warranty costs are based primarily on historical experience of actual warranty claims as well as current repair costs. There was approximately $14,500 and $11,600 of warranty claim expenses during the years ended June 30, 2019 and 2018.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and at banks, and short-term deposits with an original maturity period of three months or less.

From time to time, the Company has on deposit in institutions whose accounts are insured by the Federal Deposit Insurance Corporation, funds in excess of the insured maximum. The at risk amount is subject to significant fluctuations daily throughout the year. The Company has never experienced any losses related to these balances, and as such, the Company does not believe it is exposed to any significant risk.

Accounts Receivable

The Company reports accounts receivable at invoiced amounts less an allowance for doubtful accounts. Interest is not charged on past due accounts. Management reviews each receivable balance and estimates that portion, if any, of the balance that will not be collected. The carrying amount of the accounts receivable is then reduced by an allowance based on management’s estimate. Management deemed an  allowance for doubtful accounts of $100,000 at June 30, 2019. Management deemed no allowance for doubtful accounts was necessary at June 30, 2018.

Note A - Summary of Significant Accounting Policies (Continued):

Inventories

Inventory is stated at the lower of cost or net realizable value. Cost is determined on a first-in, first-out (FIFO) method of accounting. All inventory at June 30, 2019 and 2018, represents goods available for sale. The Company’s inventory is mostly comprised of interactive panels and monitors, IP speakers and accessories. Management estimates no obsolete or slow-moving inventory reserves at June 30, 2019 or 2018.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations.

Property and equipment at June 30, 2019 and 2018, and the estimated useful lives used in computing depreciation, are as follows:

Equipment	5 years
Vehicles	5 - 10 years

Depreciation is provided using the straight-line method over the estimated useful lives of the depreciable assets. Depreciation expense was $9,711 and $9,890 for the years ended June 30, 2019 and 2018, respectively.

Note A- Summary of Significant Accounting Polices (Continued):

Long-lived Assets

Long-lived assets to be held and used are tested for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset.

Income Taxes

The combined Companies were organized as a Subchapter S Corporation under the Internal Revenue Code. There was no provision for federal and state income taxes for the years ended June 30, 2019 and 2018, since the proportionate share of the taxable income or loss was included in the tax returns of the stockholders.

Accounting principles generally accepted in the United States of America require the Company to examine its tax positions for uncertain positions. Management is not aware of any tax positions that are more likely than not to change in the next 12 months or that would not sustain an examination by applicable taxing authorities. The Company's policy is to recognize tax penalties and interest as incurred.

The Company’s federal and state income tax returns are subject to examination by the applicable tax authorities, generally for three years after the later of the original or extended due date.

Note A - Summary of Significant Accounting Policies (Continued):

Research and Development

The Company accounts for research and development (R&D) costs in accordance with the Research and Development topic of the ASC. Under the Research and Development topic of the ASC, all R&D costs must be charged to expense as incurred. Accordingly, internal R&D costs are expensed as incurred. Third-party R&D costs are expensed when the contracted work has been performed. As of June 30, 2019 and 2018, total research and development costs were $640,231 and $325,295, respectively.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which is effective for public entities for annual reporting periods beginning after December 15, 2018. Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and 2) a right of use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Company has not yet completed its assessment of the impact that the standard will have, but anticipates adopting this guidance in the first quarter of fiscal 2020.

In May 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers” (Topic 606), which changes the criteria for recognizing revenue. The standard requires an entity which recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard requires a five-step process for recognizing revenues including identifying the contract with the customer, identifying the performance obligations in the contract, determining the transaction prices, allocating the transaction price to the performance obligations in the contract, and recognizing revenue when (or as) the entity satisfies a performance obligation. Publicly-traded companies were initially required to adopt the ASU for reporting periods beginning after December 15, 2016; however, the FASB, in August 2015, then issued Accounting Standards Update (“ASU”) No. 2015 - 14 to defer the effective date of ASU 2014-09 for all entities by one year. The Company adopted this guidance in the first quarter of fiscal 2020 using the modified retrospective approach.

Note B - Property and Equipment:

Property and equipment are compromised of the following:

	2019	2018
Vehicles	$ 44,741	$ 53,420
Equipment	1,645	1,645

	46,386	55,065
Accumulated depreciation	(23,937)	(15,094)

Property and equipment, net	$ 22,449	$ 39,971

Note C - Notes Payable:

The Company's short-term notes payable obligations are as follows as of June 30, 2019 and June 30, 2018:

	2019	2018

Unsecured note payable with a financial institution that has a maximum borrowing of $150,000 with no expiration. A flat fee is charged on each draw and payments are auto-deducted monthly. Total fees paid were $31,977 and $19,100 during the years ended June 30, 2019 and 2018, respectively.

	$ 137,848	$ 39,925

Working capital (WCT) short-term notes serviced by a financial institution. WCT pays the vendor directly, and the Company enters into a signed note agreement for repayment within 2 months. A fee is charged at maturity that approximates 15% of the amount borrowed.

	0	16,310

Total Short-term Notes Payable	$ 137,848	$ 56,235

Note D - Related Party Transactions:

In support of the Company’s efforts and cash requirements, it may rely on advances from the majority stockholder. The advances are considered temporary in nature and terms have not been formalized. Additionally, in support of the Company’s efforts and cash requirements, the majority stockholder at times, instead of taking a salary, had personal expenses paid out of the Company. These amounts represent advances or amounts paid in satisfaction of liabilities.

There is no formal written commitment for continued support by officers, directors, or stockholders.

Note E - Lease Agreements:

The Company leases office space, warehouse facilities and vehicles under operating leases expiring at various dates through fiscal year 2020. Future minimum lease payments as of June 30 are as follows:

2020	$ 76,938

Rent expense totaled $122,967 and $106,457 for the years ended June 30, 2019 and 2018, respectively.

Note F - Commitments, Contingencies and Concentrations:

Contingencies

Certain conditions may exist as of the date the combined financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s combined financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Concentrations

There are three customers at June 30, 2019, that accounted for 84% of accounts receivable. Two of these same customers accounted for 56% of revenues for the year ended June 30, 2019. There are two customers at June 30, 2018, that accounted for 86% of accounts receivable. One of these same customers, and an additional three customers accounted for 89% of revenues for the year ended June 30, 2018.

The Company’s financial instruments exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents primarily with a single institution. At times, such amounts may be in excess of the FDIC insured limit. The Company has never experienced any losses related to these balances. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

Note G - Material Agreements:

The Company has employment agreements with Shawn Wheeler and Steve Ehlert, who are both shareholders of Ehlert Solutions Group, Inc.

Note H – Liquidity:

The Company has historically funded operations through the use of cash generated from operations, supplemented from time to time with the proceeds of short term working capital notes and the deferral of accounts payable and other expenses. However, on September 4, 2019, Galaxy Next Generation, Inc. acquired 100% of the Company’s stock (Note I). The new parent company is a going concern. The parent company’s management expects to operate the subsidiary autonomously with funds generated from its operations and proceeds, as necessary, from short term working capital notes.

The Company has signed purchase orders, installation contracts and executed supplier agreements for the upcoming fiscal year 2020, which will contribute to the liquidity of the consolidated entity after acquisition. Management anticipates that the consolidated entity will have sufficient sources of liquidity to fund operations and anticipated working capital and other expected cash needs for at least the next 12 months as well as for the foreseeable future.  However, there is no guarantee the Company and its new parent company will be successful in achieving its objective, as the ability of the Company to continue as a going concern is dependent upon the liquidity of the parent company and management’s ability to achieve operating revenues.

Note I - Subsequent Events:

The Company has evaluated subsequent events through the date on which the combined financial statements were available to be issued.

Corporate Matters

On September 4, 2019, the Company sold 100% of the stock of the Combined Company to a third party. The purchase price for the acquisition was 1,350,000 shares of common stock of the buyer, and a 2 year note payable to the seller for $3,000,000. The purchase price is subject to adjustment based on the achievement of certain earnings goals. The primary stockholder of Ehlert Solutions Group, Inc. acquired the minority owners' shares prior to the acquisition.

Supply Agreement

Effective July 2019, Interlock Concepts, Inc. entered into a 1-year supplier agreement to manufacture and sell audio products to another entity. The initial order under this supplier agreement is for 4,000 units, at a discounted total price of $3,488,000, to be delivered over the 12-month period. If the buyer does not meet the minimum floor of 4,000 units, then the contract becomes void and the buyer must pay the difference between the units sold and the total floor pricing of the $3,488,000. The Company received a $518,900 prepayment on the initial order, which included tooling and working capital.

The agreement also states that Concepts will be reimbursed a total of $300,000, for costs incurred by them in order to manufacture the goods to be purchased by the buyer. The buyer will pay tooling costs of $25 per unit shipped to them. The agreement can be extended for two consecutive, 1-year terms.

Short-term Notes Payable

On July 15, 2019, the Company borrowed $16,500 under a working capital short-term note serviced by a financial institution for operating capital needs. The 2-month loan includes a flat fee of $330 (15% APR) for the 2-month period until maturity on September 13, 2019.

On July 31, 2019, the Company borrowed $69,416 under a working capital short-term note serviced by a financial institution for operating capital needs. The 2-month loan includes a flat fee of $1,388 (15% APR) for the 2-month period until maturity on September 29, 2019.

INTERLOCK CONCEPTS, INC. AND EHLERT SOLUTIONS GROUP, INC.

Combined Financial Statements

The following unaudited financial statements are included herein:

TABLE OF CONTENTS

Combined Balance Sheets as of September 30, 2019 and June 30, 2019	21
Combined Statements of Operations for the three month periods ended September 30, 2019 and 2018	22
Combined Statement of Changes in Stockholders’ Equity (Deficit) for the three month period ended September 30, 2019	23
Combined Statement of Cash Flows for the three month period ended September 30, 2019	24
Notes to Combined Financial Statements	25-34

INTERLOCK CONCEPTS, INC. AND EHLERT SOLUTIONS GROUP, INC.
Combined Balance Sheets
September 30, 2019 and June 30, 2019

	Unaudited
	September 30, 2019	June 30, 2019
Assets
Current Assets
Cash	$ 335,903	$ 192,653
Accounts receivable, net	815,686	559,731
Inventories	85,797	68,127

Total Current Assets	1,237,386	820,511

Property and Equipment, net (Note B)	20,130	22,449

Security Deposit	2,800	2,800

Total Assets	$ 1,260,316	$ 845,760

Liabilities and Stockholders' Deficit

Current Liabilities
Short-term notes payable (Note C)	$ 81,706	$ 137,848
Accounts payable	1,513,894	814,546
Accrued expenses	603,441	603,441
Deferred revenue	511,945	518,900

Total Liabilities	2,710,986	2,074,735

Stockholders' Deficit
Common stock	-	-
Additional paid-in capital	7,957	7,957
Accumulated deficit	(1,458,627)	(1,236,932)

Total Stockholders' Deficit	(1,450,670)	(1,228,975)

Total Liabilities and Stockholders' Deficit	$ 1,260,316	$ 845,760

The accompanying notes are an integral part of these combined financial statements

INTERLOCK CONCEPTS, INC. AND EHLERT SOLUTIONS GROUP, INC.
Combined Statements of Operations
For the Three Month Periods Ended September 30, 2019 and 2018
Unaudited
	2019	2018
Revenues
Product revenue	$ 1,178,962	$ 1,957,028
Other revenue	1,235	23,000

Total Revenues	1,180,197	1,980,028

Cost of Sales	558,430	389,246

Gross Profit	621,767	1,590,782

General and Administrative Expenses	432,322	799,998

Income from Operations	189,445	790,784

Other Income (Expense)
Other income	6,099	-
Interest expense	(1,900)	-

Total Other Income (Expense)	4,199	-

Net Income	$ 193,644	$ 790,784

The accompanying notes are an integral part of these combined financial statements

INTERLOCK CONCEPTS, INC. AND EHLERT SOLUTIONS GROUP, INC.
Combined Statement of Changes in Stockholders' Equity (Deficit)
For the Three Month Period Ended September 30, 2019
Unaudited
					Total
	Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Equity (Deficit)	Equity (Deficit)

Balance, June 30, 2019	2,000	$ -	$ 7,957	$ (1,236,932)	$ (1,228,975)

Distributions	-	-	-	(415,339)	(415,339)

Net income	-	-	-	193,644	193,644

Balance, September 30, 2019	2,000	$ -	$ 7,957	$ (1,458,627)	$ (1,450,670)

The accompanying notes are an integral part of these combined financial statements

INTERLOCK CONCEPTS, INC. AND EHLERT SOLUTIONS GROUP, INC.
Statement of Cash Flows
For the Three Month Period Ended September 30, 2019
Unaudited
2019
Cash Flows from Operating Activities
Net income	$ 193,644
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	2,319
Changes in assets and liabilities:
Accounts receivable	(255,955)
Inventories	(17,670)
Accounts payable	669,348
Deferred revenue	(6,955)

Net cash provided by operating activities	614,731

Cash Flows from Financing Activities
Distributions	(415,339)
Principal payments on notes payable	(142,058)
Proceeds from short-term working capital notes payable, net	85,916

Net cash used in financing activities	(471,481)

Net Increase in Cash and Cash Equivalents	143,250

Cash, Beginning of Year	192,653

Cash, End of Year	$ 335,903

Supplemental and Noncash Disclosures
Cash paid during the fiscal year for interest	$ 1,900

The accompanying notes are an integral part of these combined financial statements

Note A - Summary of Significant Accounting Policies:

Corporate History, Nature of Business and Mergers

Interlock Concepts, Inc. (“Concepts“) and Ehlert Solutions Group, Inc. (“Solutions”) were organized in the state of Utah in March 2014. Effective July 1, 2016, Concepts and Solutions changed their year ends from December 31 to June 30.

The combined Company is a Utah-based audio design (Ehlert Solutions Group, Inc.) and manufacturing company (Interlock Concepts, Inc.) creating innovative products that provide fundamental tools for building notification systems primarily to K-12 education market customers located primarily in the north and north-west United States. The Company’s products and services allow institutions access to intercom, scheduling and notification systems with improved ease of use. The products provide an open architecture solution to customers which allows the Company’s products to be used in both existing and new environments. Intercom, public announcement (PA), bell and control solutions are easily added and integrated within the open architecture design and software model. The Company’s products combine elements over a common internet protocol (IP) network, which minimizes infrastructure requirements and reduces costs by combining systems. The Company’s strategy places it at the forefront of school safety and communication.

On September 4, 2019, the Company sold 100% of the stock of the Combined Company to a third party. The purchase price for the acquisition was 1,350,000 shares of common stock to the buyer, and a two year note payable to the seller for $3,000,000. The purchase price is subject to adjustment based on the achievement of certain earnings goals. These combined financial statements do not reflect the acquisition on September 4, 2019.

Basis of Presentation

The accompanying combined financial statements include the accounts of Solutions and Concepts and have been prepared in conformity with accounting principles generally accepted in the United States of America. Any reference in these footnotes to applicable guidance is meant to refer to the authoritative U.S. generally accepted accounting principles (“GAAP”) as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

All intercompany transactions and accounts have been eliminated in the combination.

Note A - Summary of Significant Accounting Policies (Continued):

Use of Estimates

The preparation of combined financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates used in preparing the combined financial statements include those assumed in computing the allowance for doubtful accounts, inventory reserves and product warranty liabilities. It is reasonably possible that the significant estimates used will change within the next year.

Capital Structure

In accordance with ASC 505, “Equity,” the Company’s capital structure is as follows:

	September 30, 2019
	Authorized	Issued	Outstanding
Interlock Concepts, Inc.	1,000	1,000	1,000
Ehlert Solutions Group, Inc.	1,000	1,000	1,000

Common stock	2,000	2,000	2,000

	June 30, 2019
	Authorized	Issued	Outstanding

Interlock Concepts, Inc.	1,000	1,000	1,000
Ehlert Solutions Group, Inc.	1,000	1,000	1,000

Common stock	2,000	2,000	2,000

Common stock has no par value and has one vote per share.

The primary owner of Ehlert Solutions Group, Inc. acquired the minority owners' shares prior to the sale to a third party on September 4, 2019.

Note A - Summary of Significant Accounting Policies (Continued):

Revenue Recognition

The Company derives revenue from the sale of integrated hubs and other related products. Sales of these hubs may also include optional equipment, accessories and services (installation, training and other services, including maintenance services and/or an extended warranty). Product sales and installation revenue are recognized when all of the following criteria have been met: (1) products have been shipped or customers have purchased and accepted title to the goods; service revenue for installation of products sold is recognized as the installation services are performed, (2) persuasive evidence of an arrangement exists, (3) the price to the customer is fixed and (4) collectability is reasonably assured.

Deferred revenue consists of customer deposits and advance billings of the Company’s products where sales have not yet been recognized. Shipping and handling costs billed to customers are included in revenue in the combined accompanying statements of operations. Costs incurred by the Company associated with shipping and handling are included in cost of sales in the accompanying combined statements of operations. Sales are recorded net of sales returns and discounts, and sales are presented net of sales-related taxes.

Because of the nature and quality of the Company’s products, the Company provides for the estimated costs of warranties at the time revenue is recognized. Warranty periods are on a contract by contract basis. As of September 30, 2019 and June 30, 2019, the Company accrued $20,000 for estimated product warranty claims, which is included in in the accompanying combined balance sheets. The accrued warranty costs are based primarily on historical experience of actual warranty claims as well as current repair costs. There was approximately $0 of warranty claim expenses during the three month periods ended September 30, 2019 and 2018.

Product sales resulting from fixed price contracts involve a signed contract for a fixed price or a binding purchase order to provide the Company's products. Contract arrangements exclude a right of return for delivered items. Product sales resulting from fixed price contracts are generated from multiple element arrangements that require separate units of accounting and estimates regarding the fair value of individual elements. The Company has determined that its multiple element arrangements that qualify as separate units of accounting are (1) product sales and (2) installation and related services. There is objective and reliable evidence of fair value for both the product sales and installation services and allocation of arrangement consideration for each of these units is based on their relative fair values. Each of these elements represent individual units of accounting, as the delivered item has value to a customer on a standalone basis. The Company's products can be sold on a standalone basis to customers which provides objective evidence of the fair value of the product portion of the multi element contract, and thus represents the Company's best estimate of selling price. The fair value of installation service is separately calculated using expected costs of installations services. Many times, the value of installation services is calculated using price quotations from subcontractors to the Company who perform installation services on a standalone basis. The Company sells equipment with embedded software to its customers. The embedded software is not sold separately, and it is not a significant focus of the Company's marketing efforts. The Company does not provide post contract customer support specific to the software or incur significant costs that are within the scope of FASB guidance on accounting for software to be leased or sold. Additionally, the functionality that the software provides is marketed as part of the overall product. The software embedded in the equipment is incidental to the equipment as a whole.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and at banks, and short-term deposits with an original maturity period of three months or less.

From time to time, the Company has on deposit in institutions whose accounts are insured by the Federal Deposit Insurance Corporation, funds in excess of the insured maximum. The amount at risk is subject to significant fluctuations daily throughout the year. The Company has never experienced any losses related to these balances, and as such, the Company does not believe it is exposed to any significant risk.

Accounts Receivable

The Company reports accounts receivable at invoiced amounts less an allowance for doubtful accounts. Interest is not charged on past due accounts. Management reviews each receivable balance and estimates that portion, if any, of the balance that will not be collected. The carrying amount of the accounts receivable is then reduced by an allowance based on management’s estimate. The allowance for doubtful accounts is $100,000 at September 30, 2019 and June 30, 2019.

Note A - Summary of Significant Accounting Policies (Continued):

Inventories

Inventory is stated at the lower of cost or net realizable value. Cost is determined on a first-in, first-out (FIFO) method of accounting. All inventory at September 30, 2019 and June 30, 2019, represents goods available for sale. The Company’s inventory is mostly comprised of interactive panels and monitors, IP speakers and accessories. Management estimates no obsolete or slow-moving inventory reserves at September 30, 2019 or June 30, 2019.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations.

Property and equipment at September 30, 2019 and June 30, 2019, and the estimated useful lives used in computing depreciation, are as follows:

Equipment	5 years
Vehicles	5 - 10 years

Depreciation is provided using the straight-line method over the estimated useful lives of the depreciable assets. Depreciation expense was $2,319 and $0 for the three month periods ended September 30, 2019 and 2018, respectively.

Long-lived Assets

Long-lived assets to be held and used are tested for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset.

Note A - Summary of Significant Accounting Policies (Continued):

Income Taxes

Prior to the acquisition, the Companies were organized as Subchapter S Corporations under the Internal Revenue Code. There was no provision for federal and state income taxes since the proportionate share of the taxable income or loss was included in the tax returns of the stockholders as of June 30, 2019. Therefore, no provision for income taxes has been included in the combined financial statements as of June 30, 2019. However, upon completion of the acquisition, the combined Company subsequently changed to a C Corporation. These combined financial statements do not reflect the acquisition on September 4, 2019; therefore, there is no provision for income taxes included in the combined financial statements as of September 30, 2019.

Accounting principles generally accepted in the United States of America require the Company to examine its tax positions for uncertain positions. Management is not aware of any tax positions that are more likely than not to change in the next 12 months or that would not sustain an examination by applicable taxing authorities. The Company's policy is to recognize tax penalties and interest as incurred.

The Company’s federal and state income tax returns are subject to examination by the applicable tax authorities, generally for three years after the later of the original or extended due date.

Research and Development

The Company accounts for research and development (R&D) costs in accordance with the Research and Development topic of the ASC. Under the Research and Development topic of the ASC, all R&D costs must be charged to expense as incurred. Accordingly, internal R&D costs are expensed as incurred. Third-party R&D costs are expensed when the contracted work has been performed. Total research and development costs for the three month periods ended September 30, 2019 and 2018 were $50,327 and $281,881, respectively.

Note A - Summary of Significant Accounting Policies (Continued):

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which is effective for public entities for annual reporting periods beginning after December 15, 2018. Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and 2) a right of use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. There was no impact of adopting the standard during the first quarter of fiscal 2020 due to the short term nature of the Company's leases.

In May 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers” (Topic 606), which changes the criteria for recognizing revenue. The standard requires an entity which recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard requires a five-step process for recognizing revenues including identifying the contract with the customer, identifying the performance obligations in the contract, determining the transaction prices, allocating the transaction price to the performance obligations in the contract, and recognizing revenue when (or as) the entity satisfies a performance obligation. Publicly-traded companies were initially required to adopt the ASU for reporting periods beginning after December 15, 2016; however, the FASB, in August 2015, then issued Accounting Standards Update (“ASU”) No. 2015 - 14 to defer the effective date of ASU 2014-09 for all entities by one year. The Company adopted this guidance on July 1, 2019 using the modified retrospective approach. There was no significant impact of adopting the standard.

Note B - Property and Equipment:

Property and equipment are comprised of the following:

	September 30, 2019	June 30, 2019
Vehicles	$ 44,741	$ 44,741
Equipment	1,645	1,645
	46,386	46,386
Accumulated depreciation	(26,256)	(23,937)
Property and equipment, net	$ 20,130	$ 22,449

Notes C - Notes Payable:

The Company's short-term notes payable obligations are as follows:

	September 30, 2019	June 30, 2019

Unsecured note payable with a financial institution that has a maximum borrowing of $150,000 with no expiration. A flat fee is charged on each draw and payments are auto-deducted monthly. Total fees paid were $1,900 and $31,977 during the three month period ended September 30, 2019 and year ended June 30, 2019, respectively.

	$ 81,706	$ 137,848

Total Short-term Notes Payable	$ 81,706	$ 137,848

Note D - Related Party Transactions:

In support of the Company’s efforts and cash requirements, it may rely on advances from the majority stockholder. The advances are considered temporary in nature and terms have not been formalized. Additionally, in support of the Company’s efforts and cash requirements, the majority stockholder at times, instead of taking a salary, had personal expenses paid out of the Company. These amounts represent advances or amounts paid in satisfaction of liabilities.

There is no formal written commitment for continued support by officers, directors, or stockholders.

Note E - Lease Agreements:

The Company leases office space, warehouse facilities and vehicles under operating leases expiring at various dates through fiscal year 2020.

Future minimum lease payments as of September 30 is as follows:

2020	$ 76,938

Rent expense totaled $32,891 and $27,107 for the three month periods ended September 30, 2019 and 2018, respectively.

Note F - Commitments, Contingencies and Concentrations:

Contingencies

Certain conditions may exist as of the date the combined financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s combined financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Note F - Commitments, Contingencies and Concentrations (Continued):

Concentrations

There is one customer at September 30, 2019, that accounted for 47% of accounts receivable. Three customers accounted for 64% of revenues for the three month period ended September 30, 2019. There were three customers at June 30, 2019, that accounted for 84% of accounts receivable. Two of these same customers accounted for 56% of revenues for the year ended June 30, 2019.

The Company’s financial instruments exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents primarily with a single institution. At times, such amounts may be in excess of the FDIC insured limit. The Company has never experienced any losses related to these balances. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

Note G - Material Agreements:

Supply Agreement

Effective July 2019, Interlock Concepts, Inc. entered into a one year supplier agreement to manufacture and sell audio products to another entity. The initial order under this supplier agreement is for 4,000 units, at a discounted total price of $3,488,000, to be delivered over the agreement period. If the buyer does not meet the minimum floor of 4,000 units, then the contract becomes void and the buyer must pay the difference between the units sold and the total floor pricing of the $3,488,000. The Company received a $518,900 prepayment on the initial order.

The agreement also states that Concepts will be reimbursed a total of $300,000 for costs incurred by them in order to manufacture the goods to be purchased by the buyer. The buyer will pay tooling costs of $25 per unit shipped to them. The agreement can be extended for two consecutive, one year terms.

Note H - Liquidity:

The Company has historically funded operations through the use of cash generated from operations, supplemented from time to time with the proceeds of short term working capital notes and the deferral of accounts payable and other expenses. However, on September 4, 2019, Galaxy Next Generation, Inc. acquired 100% of the Company’s stock. The new parent company is a going concern. The parent company’s management expects to operate the subsidiary autonomously with funds generated from its operations and proceeds, as necessary, from short term working capital notes.

The Company has signed purchase orders, installation contracts and executed supplier agreements for the upcoming fiscal year 2020, which will contribute to the liquidity of the consolidated entity after acquisition. Management anticipates that the consolidated entity will have sufficient sources of liquidity to fund operations and anticipated working capital and other expected cash needs for at least the next 12 months as well as for the foreseeable future.  However, there is no guarantee the Company and its new parent company will be successful in achieving its objective, as the ability of the Company to continue as a going concern is dependent upon the liquidity of the parent company and management’s ability to achieve operating revenues.

Note I - Subsequent Events:

The Company has evaluated subsequent events through the date on which the combined financial statements were available to be issued.

Unaudited Pro Forma Financial Information.

On September 4, 2019, Galaxy acquired Interlock Concepts, Inc. (Concepts) and Ehlert Solutions Group, Inc. (Solutions) for debt and stock. The acquisition will result in Concepts and Solutions becoming a wholly owned subsidiary of Galaxy. Upon filing of the 8-K/A, the investor funding will occur and proceeds of $1,500,000 will be provided to Galaxy in a series of three tranches over a period of approximately 100 days. Galaxy issued 1,350,000 shares of common stock to the seller of Concepts and Solutions.

Following the closing of the acquisition, the combined company will have increased its product offerings to include audio integration, audio, bell, security and intercom equipment to its existing interactive learning technology hardware and software.

For accounting purposes, the acquisition is considered a stock purchase. Galaxy is a public reporting company and Galaxy’s stockholders gained majority control of Concepts and Solutions common stock.

The unaudited pro forma combined financial statements for the interim period combine Galaxy's June 30, 2019 balance sheet with that of Concepts and Solutions as of September 30, 2019. Similarly, Galaxy's three month period ended June 30, 2019 is combined with that of Concepts and Solutions for the three month period ended September 30, 2019. This was necessary as Galaxy's September 30, 2019 balance sheet and results of operations were not available at the time of filing.

The accompanying unaudited pro forma condensed combined balance sheet and statement of operations present the pro forma consolidated financial position and results of operations of the combined company based on the historical financial statements of Galaxy, Concepts and Solutions after giving effect to the certain adjustments described in these notes and are intended to reflect the certain impacts of the acquisition on Galaxy's consolidated financial statements. The unaudited pro forma condensed balance sheet gives effect to the acquisition as if it had been consummated on June 30, 2019. The unaudited pro forma condensed statement of operations for the year ended June 30, 2019 gives effect to the acquisition as if it had been consummated on July 1, 2018, the beginning of the earliest period presented. The unaudited pro forma condensed statement of operations for the three month period ended June 30, 2019 gives effect to the acquisition as if it had been consummated on April 1, 2019. The unaudited pro forma adjustments related to the acquisition will be recorded by Galaxy at fair value with the excess consideration recorded as goodwill and other intangible assets.

Financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. As noted above, this acquisition will be treated as a stock purchase, such that the financial statements of Concepts and Solutions immediately after the acquisition will become those of the Company. The pro forma adjustments presented in the pro forma condensed combined balance sheet and statement of operations are described in Note 2 – Unaudited Pro Forma Adjustments.

Galaxy Next Generation, Inc with Interlock Concepts, Inc. and Ehlert Solutions Group, Inc.
Pro forma Condensed Combined Balance Sheet (Unaudited)

ASSETS	Galaxy June 30, 2019	Solutions and Concepts June 30, 2019	Pro Forma Adjustments	Notes	Combined
CURRENT ASSETS:
Cash	$ 169,430	$ 192,653	$ -		$ 362,083
Accounts receivable, net	15,297	559,731	-		575,028
Accounts receivable - unbilled, net	247,007	-	-		247,007
Inventory	648,715	68,127	-		716,842
Other current assets	20,898	-	-		20,898
Total Current Assets	1,101,347	820,511	-		1,921,858

Property and Equipment, net	26,765	22,449	-		49,214
Other Assets	834,220	2,800	3,541,433	C	4,378,453
TOTAL ASSETS	$ 1,962,332	$ 845,760	$ 3,541,433		$ 6,349,525

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Line of credit	$ 1,230,550	$ -	$ -		$ 1,230,550
Convertible notes payable, net of discount	2,124,824	-	-		2,124,824
Derivative liability, convertible debt features and warrants	1,025,944	-	-		1,025,944
Current portion of long term notes payable	279,346	-	400,000	C	679,346
Accounts payable	690,882	814,546	(350,000)	A	1,155,428
Accrued expenses	597,351	603,441	-		1,200,792
Deferred revenue	247,007	518,900	-		765,907
Short term notes payable	-	137,848	-		137,848
Short term notes payable - related party	200,000	-	-		200,000
Total Current Liabilities	6,395,904	2,074,735	50,000		8,520,639

LONG-TERM LIABILITIES:
Noncurrent portion of accounts payable	174,703	-	-		174,703
Notes payable, less current portion	1,607	-	500,000	C	501,607
Total Long-Term Liabilities	176,310	-	500,000		676,310

Total Liabilities	6,572,214	2,074,735	550,000		9,196,949

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock	1,072	-	135	C	1,207
Additional paid-in capital	4,859,731	7,957	1,476,908	C	6,344,596
Retained deficit	(9,470,685)	(1,236,932)	1,514,390	B	(9,193,227)
Total Stockholder's (Deficit)	(4,609,882)	(1,228,975)	2,991,433		(2,847,424)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$ 1,962,332	$ 845,760	3,541,433		$ 6,349,525

See accompanying notes to the Pro Forma Condensed Combined Financial Information

Galaxy Next Generation, Inc with Interlock Concepts, Inc. and Ehlert Solutions Group, Inc.
Pro forma Consdensed Combined Statement of Operations
For the year ended (Unaudited)
	Galaxy	Solutions and Concepts	Pro Forma Adjustments
	June 30, 2019	June 30, 2019		Notes	Combined
REVENUES
Technology interactive panels and related products	$ 1,265,786	$ 4,369,173	$ -		$ 5,634,959
Entertainment theater ticket sales and concessions	589,705	-	-		589,705
Technology office supplies and other	26,567	33,988	-		60,555
	1,882,058	4,403,161	-		$ 6,285,219
COST OF REVENUES			-
Technology interactive panels and related products	1,545,093	2,508,609	-		4,053,702
Entertainment theater ticket sales and concessions	221,238	-	-		221,238
Gross Profit	115,727	1,894,552	-		2,010,279

OPERATING EXPENSES
Stock compensation and stock issued for services	2,416,934	-	-		2,416,934
General and administrative	3,421,336	2,399,937	(350,000)	A	5,471,273
Total Operating Expenses	5,838,270	2,399,937	(350,000)		7,888,207
Net Operating Loss	(5,722,543)	(505,385)	350,000		(5,877,928)

OTHER INCOME (EXPENSE)
Other income	126,530	2,266	-		128,796
Expenses related to convertibe notes payable:
Change in fair value of derivative liability	(89,198)	-	-		(89,198)
Interest accretion	(644,055)	-	-		(644,055)
Interest expense	(333,851)	(2,856)	-		(336,707)
Total Other Income (Expense)	(940,574)	(590)	-		(941,164)

Net Loss Before Income Taxes	(6,663,117)	(505,975)	350,000		(6,819,092)

INCOME TAXES
Income tax expense (benefit)	-	-	-		-

Net Loss	$ (6,663,117)	$ (505,975)	$ 350,000		$ (6,819,092)

Loss per share	$ (0.658)				$ (0.594)

See accompanying notes to the Pro Forma Condensed Combined Financial Information

Galaxy Next Generation, Inc with Interlock Concepts, Inc. and Ehlert Solutions Group, Inc.
Pro forma Condensed Combined Balance Sheet

	Galaxy	(Unaudited) Solutions and Concepts	Pro Forma Adjustments
ASSETS	June 30, 2019	September 30, 2019		Notes	Combined
CURRENT ASSETS:
Cash	$ 169,430	$ 335,903	$ -		$ 505,333
Accounts receivable, net	15,297	815,686	-		830,983
Accounts receivable - unbilled, net	247,007	-	-		247,007
Inventory, net	648,715	85,797	-		734,512
Other current assets	20,898	-	-		20,898
Total Current Assets	1,101,347	1,237,386	-		2,338,733

Property and Equipment, net	26,765	20,130	-		46,895
Other Assets	834,220	2,800	3,541,433	C	4,378,453
TOTAL ASSETS	1,962,332	1,260,316	3,541,433		6,764,081

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Line of credit	1,230,550	-	-		1,230,550
Convertible notes payable, net of discount	2,124,824	-	-		2,124,824
Derivative liability, convertible debt features and warrants	1,025,944	-	-		1,025,944
Current portion of long term notes payable	279,346	-	400,000	C	679,346
Accounts payable	690,882	1,513,894	(70,000)	B (1)	2,134,776
Accrued expenses	597,351	603,441	-		1,200,792
Deferred revenue	247,007	511,945	-		758,952
Short term notes payable	-	81,706	-		81,706
Short term notes payable - related party	200,000	-	-		200,000
Total Current Liabilities	6,395,904	2,710,986	330,000		9,436,890

LONG-TERM LIABILITIES:
Long-term portion of accounts payable	174,703	-	-		174,703
Notes payable, less current portion	1,607	-	500,000	C	501,607
Total Long-Term Liabilities	176,310	-	500,000		676,310

Total Liabilities	6,572,214	2,710,986	830,000		10,113,200

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock	1,072	-	135	C	1,207
Additional paid-in capital	4,859,731	7,957	1,476,908	C	6,344,596
Retained deficit	(9,470,685)	(1,458,627)	1,234,390	B	(9,694,922)
Total Stockholder's (Deficit)	(4,609,882)	(1,450,670)	2,711,433		(3,349,119)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$ 1,962,332	$ 1,260,316	$3,541,433		$ 6,764,081

(1) Since the September 30, 2019 quarterly results of Galaxy have not been released, the three month period has been estimated based on Galaxy’s June 30, 2019 results.

See accompanying notes to the Pro Forma Condensed Combined Financial Information

Galaxy Next Generation, Inc with Interlock Concepts, Inc. and Ehlert Solutions Group, Inc.
Pro forma Condensed Combined Statement of Operations
For the Three Months Ended (Unaudited )
	Galaxy (1)	Solutions and Concepts	Pro Forma Adjustments
	June 30, 2019	September 30, 2019		Notes	Combined
REVENUES
Technology interactive panels and related products	$ 316,447	$ 1,178,962	$ -		$ 1,495,409
Technology office supplies and other	6,642	1,235	-		7,877
	323,088	1,180,197	-		$ 1,503,285
COST OF REVENUES
Technology interactive panels and related products	386,273	558,430	-		944,703
Gross Profit (Loss)	(63,185)	621,767	-		558,582

OPERATING EXPENSES
Stock compensation and stock issued for services	604,234	-	-		604,234
General and administrative	748,429	432,322	(70,000)	B	1,110,751
Total Operating Expenses	1,352,663	432,322	(70,000)		1,714,985

Net Operating Income (Loss)	(1,415,848)	189,445	(70,000)		(1,156,403)

OTHER INCOME (EXPENSE)
Other income	14,839	6,099	-		20,938
Expenses related to convertibe notes payable:
Change in fair value of derivative liability	(22,300)	-	-		(22,300)
Interest accretion	(161,014)	-	-		(161,014)
Interest expense	(93,828)	(1,900)	-		(95,728)
Total Other Income (Expense)	(262,302)	4,199	-		(258,103)

Net Income (Loss) Before Income Taxes	(1,678,149)	193,644	(70,000)		(1,414,505)

INCOME TAXES
Income tax expense (benefit)	-	-	-		-

Net Income (Loss)	$ (1,678,149)	$ 193,644	$ (70,000)	B	$ (1,414,505)

Loss per share	$ (0.166)				$ (0.123)

(1) Since the September 30, 2019 quarterly results of Galaxy have not been released, the three month period has been estimated based on Galaxy’s June 30, 2019 results.

See accompanying notes to the Pro Forma Condensed Combined Financial Information

Note 1 - Basis of Presentation:

The unaudited pro forma condensed combined balance sheet, statement of operations and pro forma adjustments have been prepared based on preliminary estimates. Differences between these preliminary estimates and the final figures will occur and these differences could have a material impact on the accompanying pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The accompanying unaudited pro forma condensed combined balance sheet and statement of operations present the pro forma consolidated financial position and results of operations of the combined company based on the historical financial statements of Galaxy, Concepts and Solutions after giving effect to certain adjustments described in these notes and are intended to reflect certain impacts of the acquisition on Galaxy’s consolidated financial statements.  The unaudited pro forma condensed balance sheet gives effect to the acquisition as if it had been consummated on June 30, 2019. The unaudited pro forma condensed statement of operations for the year ended June 30, 2019 gives effect to the acquisition as if had been consummated on July 1, 2018, the beginning of the earliest period presented. The acquisition will be accounted for as a stock acquisition. The assets and liabilities of Solutions and Concepts will be recorded as of the acquisition date, at their respective fair values, and combined with those of Galaxy. The excess consideration will recognized as goodwill and other intangible assets.

The pro forma condensed combined balance sheet and statement of operations also does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition.

The pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that would have been realized had Concepts and Solutions and Galaxy been a consolidated company during the specified periods. The pro forma condensed combined balance sheet and statement of operations should be read in conjunction with the audited financial statements of Galaxy for the year ended June 30, 2019, and Concepts and Solutions combined audited financial statements for the year ended June 30, 2019. Further, interim results are not necessarily indicative of the results for a full year due to the effect of, among other things, seasonality.

Note 2 - Unaudited Pro Forma Adjustments:

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to certain significant transactions of the combined company as a direct result of the merger. The pro forma adjustments reflecting the completion of the merger are based upon the conclusion that the merger should be accounted for as a business combination and upon the assumptions set forth below.

Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

(A) To reflect the accrued liabilities for estimated transaction costs directly attributable to the closing of the transaction of approximately $350,000. The $350,000 in transaction costs includes costs already incurred by Galaxy for legal, consulting, accounting and other expenses as of June 30, 2019. These pro forma adjustments are not expected to have a continuing effect on the operating results of the combined company.

(B) To reflect the elimination of actual transaction costs of $350,000 incurred by Galaxy for the year ended June 30, 2019 and $70,000 for the three month ended June 30, 2019. These amounts have been eliminated on a pro forma basis, as they are not expected to have a continuing effect on the operating results of the combined company.

(C) The total consideration for acquiring the net assets of Concepts and Solutions was $900,000 ( due to earning targets not anticipated to be met) and 1,350,000 of Galaxy common stock at $1.10 per share, or $1,485,000. The Company will recognize goodwill and other intangible assets for the excess consideration paid to the sole shareholder of Concepts and Solutions. The goodwill is primarily attributed to expanded market opportunities and operating synergies. Other assets is primarily attributable to vendor and customer lists. The remaining consideration will be paid from funds secured by an investor.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GALAXY NEXT GENERATION, INC.

Dated:  November 11, 2019

By: /s/ Gary LeCroy

Name: Gary LeCroy

Title: President

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